Exhibit 32.2

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

With reference to the Quarterly Report of Cambridge Display Technology, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel Abrams, Chief Financial Officer of the Company, certify, for the purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DANIEL ABRAMS
DANIEL ABRAMS
Chief Financial Officer
May 4, 2006